As filed with the Securities and Exchange Commission on June 17, 1999

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             MonsterDaata.com, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                        22-2732163
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

                     115 Stevens Avenue, Valhalla, NY 10595
                                 (914) 747-9100
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                  MONSTERDAATA.COM, INC. 1999 STOCK OPTION PLAN
                            (Full title of the Plan)

                                 James Garfinkel
                             MonsterDaata.com, Inc.
                               115 Stevens Avenue
                               Valhalla, NY 10595
                                 (914) 747-9100
  (Name and Address, including Zip Code, and Telephone Number, including Area
                          Code, of Agent for Service)

                                   Copies to:

                              Todd M. Roberts, Esq.
                           Roberts, Sheridan & Kotel,
                           A Professional Corporation
                                    Tower 49
                         12 East 49th Street, 30th Floor
                               New York, NY 10017

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                             Proposed     Proposed
          Title of                            Maximum     Maximum
         Securities             Amount       Offering    Aggregate   Amount of
            to be                to be         Price      Offering  Registration
         Registered          Registered(1)  per Share(2)  Price(2)      Fee
         ----------          -------------  ------------  --------      ---

Common Stock, $.01 par value   1,750,000      $1.00       $1,750,000  $486.50

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the MonsterDaata.com, Inc. 1999 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Estimated solely for purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

            MonsterDaata.com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

      (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998, filed with the SEC on March 23, 1999;

      (b) (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, filed with the SEC on March 23, 1999;

      (2) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1997, filed with the SEC on March 23, 1999;

      (3) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1998, filed with the SEC on March 23, 1999;

      (4) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1998, filed with the SEC on March 23, 1999;

      (5) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1998, filed with the SEC on March 23, 1999;

      (6) The Registrant's Current Report on Form 8-K filed with the SEC on March 23, 1999;

      (7) The Registrant's Current Report on Form 8-K filed with the SEC on March 23, 1999;

      (8) The Registrant's Current Report on Form 8-K filed with the SEC on March 31, 1999;

      (9) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999, filed with the SEC on May 17, 1999;

      (10) The Registrant's Current Report on Form 8-K filed with the SEC on April 16, 1999

      (11) The Registrant's Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on June 15, 1999;

      (12) The Registrant's Current Report on Form 8-K filed with the SEC on June 16, 1999.

      All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

The Registrant is authorized to issue up to 50,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value, $0.01 per share. As of June 15, 1997 7,024,733 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

Common Stock

Holders of Common Stock have the right to cast only one vote for each share of Common Stock held in all matters as to which the vote or consent of stockholders is required or taken. There are no cumulative voting rights. Accordingly, the holders of a majority of the shares of Common Stock voting for the election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of preferred stock to elect directors. There are no pre-emptive rights for Common Stock, and there are no redemption or sinking fund provisions applicable to Common Stock.

Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Certificate of Incorporation.

Holders of Common Stock are entitled to receive such dividends as and if declared by the Registrant's board subject to the rights of holders of any outstanding preferred stock. In the event of the liquidation, dissolution or winding up of the Registrant's affairs, all of the tangible and intangible assets of the Registrant remaining after the payment of all debts and other liabilities, shall be distributed, pro rata, among the holders of Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Warrants

The Registrant has outstanding a warrant to purchase 500,000 shares of Common Stock at an exercise price of $3.00 per share. The warrant expires on March 31, 2004, and is not exercisable until March 31, 2000. The warrant holder is entitled to an adjustment in the kind and number of shares of stock receivable upon exercise of the warrant upon certain events, including: reclassification of Common Stock; capital reorganization; stock dividend or other change in outstanding shares of Common Stock; certain consolidations or mergers; and certain sales of the Registrant's property. The exercise price and the number of shares issuable upon exercise of the warrant, however, shall remain unchanged in the event the Registrant completes a "reverse split" of its shares into a smaller number of outstanding shares.

The warrant holder may not exercise any portion of the warrant which would give it a beneficial ownership of 5.0% or more of the outstanding shares of Common Stock at the time of such exercise without at least 61 days prior written notice to the Registrant. The warrant may only be transferred (i) if the transfer gives the transferee or transferor the right to purchase at least 5,000 shares of Common Stock and (ii) in compliance with applicable federal and state securities laws by the transferor and transferee.

Preferred Stock

The Registrant may issue shares of preferred stock from time to time in one or more series as determined by its board of directors. The Registrant's board is authorized to establish the designation, powers, preferences, voting rights and other rights of each series of preferred stock. The Registrant's board of directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of Common Stock and which could have certain antitakeover effects.

The number of authorized shares of any series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution adopted by our board of directors.

Although the Registrant currently does not have any fixed plans to designate any series of preferred stock or to issue any shares of preferred stock, there can be no assurance that the Registrant will not do so in the future. As a result, the Registrant could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to the assets of the Registrant upon liquidation, the right to receive dividend coupons before dividends would be declared to holders of Common Stock, and the right to the redemption of such shares, together with a premium, prior to the redemption of Common Stock. The current stockholders of the Registrant have no redemption rights. In addition, the Board of Directors could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

            Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request if such corporation as a director, officer, employee of agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, providing that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officer, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

            The Registrant's By-laws contain provisions that provide for indemnification on an after-tax basis of all direct or indirect stockholders, officers and directors of the Corporation and any other person designated by the Board of Directors to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit
  No.      Description
  ---      -----------

  5.1 Opinion of Roberts, Sheridan & Kotel as to the validity of the Common Stock being registered

  23.1     Consent of Marcum & Kliegman, LLP

  23.2     Consent of Thomas Monahan, C.P.A.

  23.3 Consent of Roberts, Sheridan & Kotel (included in their opinion filed as Exhibit 5.1)

  24.1 Power of Attorney (included in the signature page of this Registration Statement).

  99.1     MonsterDaata.com, Inc. 1999 Stock Option Plan

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Option Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 17th day of June, 1999.

                                      MONSTERDAATA.COM, INC.


                                      By: /s/ Mitchell Deutsch
                                          -------------------------------------
                                          Mitchell Deutsch
                                          Chief Executive Officer and President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of MonsterDaata.com, Inc., a Delaware corporation, do hereby constitute and appoint James Garfinkel the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                                     Date
                         -----                                     ----


/s/ Mitchell Deutsch     Chief Executive Officer and President,    June 17, 1999
---------------------    Director (Principal Executive Officer)
Mitchell Deutsch


/s/ James Garfinkel      Chief Financial Officer, Vice-President,  June 17, 1999
---------------------    Secretary and Treasurer, Director
James Garfinkel          (Principal Financial and Accounting
                         Officer)

/s/ Thomas Ingegneri     Director                                  June 17, 1999
---------------------
Thomas Ingegneri

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                             MONSTERDAATA.COM, INC.

                                  EXHIBIT INDEX

Exhibit
  No.       Description
  ---       -----------

  5.1 Opinion of Roberts, Sheridan & Kotel as to the validity of the Common Stock being registered

  23.1      Consent of Marcum & Kliegman, LLP

  23.2      Consent of Thomas Monahan, C.P.A.

  23.3 Consent of Roberts, Sheridan & Kotel (included in their opinion filed as Exhibit 5.1)

  24.1 Power of Attorney (included in the signature page of this Registration Statement).

  99.1      MonsterDaata.com, Inc. 1999 Stock Option Plan